UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2008
NATIONAL RETAIL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 South Orange Avenue
Suite 900
Orlando, Florida	32801

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (407) 265-7348
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On December 8, 2008, Clifford R. Hinkle, the Lead Director of the Board of Directors (the “Board”) of National Retail Properties, Inc. (the “Company”), tendered a letter of resignation from the Board. At a duly called meeting of the Board on December 8, 2008, the Board unanimously agreed to accept Mr. Hinkle’s resignation and appointed, pursuant to the recommendation of the Governance and Nominating Committee, Don DeFosset to the Board of the Company, effective immediately. Mr. DeFosset currently serves on the boards of directors for Regions Financial Corporation, EnPro Industries, Inc. and Terex Corporation. Mr. DeFosset retired in September 2005 as Chairman, President and Chief Executive Officer of Walter Industries, Inc., a diversified company with principal operating businesses in homebuilding and home financing, water transmission products and energy services. Mr. DeFosset is a graduate of Purdue University, where he earned a Bachelor’s degree in Industrial Engineering. He received his MBA from Harvard Business School in 1974. Mr. DeFosset will stand for election at the 2009 annual meeting of the Company’s shareholders.
          Also on December 8, 2008, the Board appointed Ted B. Lanier as the new Lead Director of the Board, effective immediately, pursuant to the recommendation of the Governance and Nominating Committee.
Item 7.01. Regulation FD Disclosure.
          On December 9, 2008, the Company issued a press release announcing the Board changes described above in Item 5.02. The press release is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Press Release, dated December 9, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By: Name:	/s/ Kevin B. Habicht Kevin B. Habicht
Title:	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer
Dated: December 9, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, December 9, 2008